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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549


                                     FORM 8-K

                                  CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 OCTOBER 10, 2000
                Date of Report (Date of earliest event reported)


                             SABRE HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                      1-12175               75-2662240
       (State or other           (Commission File No.)      (IRS Employer
jurisdiction of incorporation)                            Identification No.)


                               4255 AMON CARTER BLVD.
                               FORT WORTH, TEXAS 76155
                 (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (817) 963-6400


                                    Not applicable
          (Former name or former address, if changed since last report.)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF GETTHERE INC.

On October 10, 2000, GetThere Acquisition Corp., a Delaware corporation ("Offeror") that is a wholly owned indirect subsidiary of Sabre Holdings Corporation ("Parent" or "Registrant"), acquired 33,450,365 shares, or approximately 92.7% of the outstanding shares, of common stock, par value $0.0001 per share (the "Common Stock"), of GetThere Inc., a Delaware corporation ("GetThere"), through a cash tender offer (the "Tender Offer") at $17.75 per share. The Tender Offer was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated August 28, 2000 among GetThere, Parent and Sabre Inc., a Delaware corporation ("Parent Sub") that is a wholly owned direct subsidiary of Parent, and an Assignment and Assumption Agreement dated August 30, 2000 between Parent Sub and Offeror, under which Parent Sub assigned all of its rights and obligations under the Merger Agreement to Offeror.

Following the Tender Offer, on October 17, 2000, Offeror merged with and into GetThere under Section 253 of the General Corporation Law of the State of Delaware (the "Merger"), and GetThere became a wholly owned direct subsidiary of Parent Sub, and each remaining outstanding share of GetThere Common Stock was converted into the right to receive $17.75 per share pursuant to the Merger Agreement.

Parent, through its wholly owned subsidiary, Parent Sub, acquired all of the outstanding voting securities of GetThere for an aggregate consideration of approximately $757 million in cash. The purchase price of $17.75 for each share of GetThere Common Stock was established by negotiation at the time of the Merger Agreement.

GetThere, based in Menlo Park, California, is a leading provider of Internet-based business-to-business travel procurement and supply solutions. GetThere's Common Stock was previously traded on the Nasdaq National Market System under the symbol "GTHR" but was deregistered following the Merger.

FINANCING OF ACQUISITION

The acquisition consideration was funded by borrowings by Parent Sub under a Bridge Credit Agreement dated as of October 10, 2000 with Banc of America Securities LLC, as Co-Lead Arranger and Joint Book Manager, Goldman Sachs Credit Partners L.P., as Co-Lead Arranger, Joint Book Manager and Syndication Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the "Bridge Lenders"). Pursuant to the terms of the Bridge Credit Agreement, the Bridge Lenders have made available to Parent Sub a $622,800,000 unsecured revolving credit facility (the "Tranche A Facility") and a $242,200,000 unsecured revolving credit Facility (the "Tranche B Facility" and, together with the Tranche A Facility, the "Bridge Facility"). Proceeds of both the Tranche A Facility and the Tranche B Facility are available for funding the purchase of GetThere Common Stock and repayment of Parent Sub's existing $200,000,000 Bridge Loan

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Promissory Note dated August 4, 2000.  In addition, the commitments under the
Tranche A Facility may be used as a commercial paper back-up facility. The Bridge Facility will mature on the later of (i) the date nine months after the closing date of the Bridge Facility and (ii) such later date as the Bridge Lenders shall agree upon (the "Termination Date"). It is anticipated that all outstanding amounts under the Bridge Facility will be repaid on or prior to the Termination Date.

Parent Sub contributed to Offeror a sufficient amount of proceeds from the Bridge Facility to fund the purchase of GetThere Common Stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial statements of business acquired.

            Financial statements required by this Item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment not later than December 26, 2000.

      (b)   Pro forma financial information.

            Pro forma financial information required by this Item is not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment not later than December 26, 2000.

      (c)   Exhibits.

      EXHIBIT NUMBER

      99.1  Press Release issued by Registrant on October 9, 2000.(1)

      99.2 Bridge Credit Agreement, dated as of October 10, 2000, by and among Sabre Inc, Banc of America Securities LLC, as Co-Lead Arranger and Joint Book Manager, Goldman Sachs Credit Partners L.P., as Co-Lead Arranger, Joint Book Manager and Syndication Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bank of America, N.A., as Administrative Agent, and the lenders party thereto.(2)

      99.3  Press release issued by Registrant on October 17, 2000.


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      (1) Incorporated by reference to Exhibit (a) (1) (K) of Registrant's
          Schedule TO filed with the Securities and Exchange Commission on October 10, 2000.
      (2) Incorporated by reference to Exhibit (a) (1) (L) of Registrant's Schedule TO filed with the Securities and Exchange Commission on October 10, 2000.

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                                    SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SABRE HOLDINGS CORPORATION

Date: October 25, 2000                       By: /s/ JEFFERY M. JACKSON
                                                 Jeffery M. Jackson
                                                 Chief Financial Officer